UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2014

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151381	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do	465-250
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Item 2.01  Completion of Acquisition or Disposition of Assets

On July 1, 2014, Leo Motors, Inc., a Nevada Corporation (the “Company”) acquired all of the outstanding common stock of LGM Co. Ltd., a corporation incorporated in the Republic of Korea (“LGM”), from LGM’s shareholders, which represents  813,747 shares of LGM common stock, in exchange for  47,352,450 shares of the Company's common stock (the “Transaction”) pursuant to the Share Swap Agreement entered into by and between LGM and the Company (the “Agreement”). Pursuant to the Agreement, LGM became a wholly-owned subsidiary of the Company.

The Company will file financial statements as required under Securities and Exchange Commission rules within the time periods prescribed by those rules.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1, referenced below and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(a)(b) The financial statements and pro forma financial information for MSLP will be reported on an amended Current Report on Form 8-K not later than September 17, 2014.

(d)	Exhibits.

Exhibit No.	Description

10.1	Share Swap Agreement by and between Leo Motors, Inc. and LGM Co. Ltd., dated as of July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: July 8, 2014	By: /s/Shi Chul Kang
Shi Chul Kang
Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Chief Executive Officer